SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                -------------------------------------------------

                                   FORM 8-K/A
                                 AMENDMENT NO.1


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               --------------------------------------------------

       Date of Report (Date of earliest event reported):  January 23, 1996


                        COMMERCIAL NET LEASE REALTY, INC.
               (Exact Name of Registrant as Specified in Charter)


           Maryland                 0-12989               56-1431377
        (State or other    (Commission File Number)    (IRS Employer
         jurisdiction                                Identification No.)
       of incorporation)


             400 East South Street, Suite 500              32801
                     Orlando, Florida                    (Zip Code)
         (Address of principal executive offices)


     Registrant's telephone number, including area code:  (407) 422-1574

     On January 22, 1996, Commercial Net Lease Realty, Inc. (the
"Company") filed a Form 8-K dated January 18, 1996, reporting certain information and the pro forma financial statements relating to the intended offering of 3 million shares of common stock at $13.125 per share pursuant to a preliminary prospectus supplement filed on January 5, 1996, as part of a shelf registration statement on Form S-3, File No. 33-61165, with the Securities and Exchange Commission. On January 24, 1996, the Company filed a final prospectus supplement dated January 23, 1996, pursuant to Rule 424(b)(2) which offered 3.5 million shares of common stock from the shelf registration (the "Offering") at an Offering price of $13.00 per share. The Form 8-K dated January 18, 1996, is being amended to reflect the actual number of shares offered and the actual
Offering price used in the final prospectus supplement.   The change affects the
description of the transaction in Item 5. Other Events and the pro forma financial statements in Item 7. Financial Statements, Pro Forma Financial Information and Exhibits; therefore, they are amended to read as follows.


ITEM 5.  OTHER EVENTS.
-------

     On July 20, 1995, Commercial Net Lease Realty, Inc. (the
"Company") filed a shelf registration statement on Form S-3, File No. 33-61165, with the Securities and Exchange Commission (the "Commission") that permits the issuance of a combination of debt and equity securities of up to $200 million. Pursuant to a preliminary prospectus supplement filed with the Commission as part of the shelf registration statement on January 5, 1996, the Company intended to offer 3 million shares of common stock from the shelf registration. The net proceeds from the offering were estimated to be approximately $36.6 million at an assumed offering price of $13.125 per share (approximately $42.2 million if the underwriters' over allotment option to purchase up to 450,000 additional shares were exercised in full), after deducting estimated offering expenses and underwriting discounts. On January 24, 1996, the Company filed a final prospectus supplement with the Commission dated January 23, 1996, pursuant to Rule 424(b)(2) which offered 3.5 million shares of common stock from the shelf registration (the "Offering"). The net proceeds from the Offering are estimated to be approximately $42.4 million at an Offering price of $13.00 per share (approximately $48.8 million if the underwriters' over allotment option to purchase up to 525,000 additional shares is exercised in full), after deducting estimated Offering expenses and underwriting discounts. The pro forma financial statements being filed herewith have been amended to reflect the actual number of shares offered and the actual Offering price used in the final prospectus supplement.

     To secure long-term fixed rate financing, the Company has entered into a $52.6 million mortgage loan commitment (the "Commitment") dated October 30, 1995 with Principal Mutual Life Insurance Company, the proceeds of which will be used to pay down the balance on the Company's $100 million credit facility. The permanent debt financing (the "Permanent Debt Financing") to be made pursuant to the Commitment is secured by 43 properties designated in the Commitment. The Permanent Debt Financing consists of two loans that will bear interest at a fixed weighted average rate of approximately 7.26 percent and will have a weighted average maturity of 7.2 years. The first loan of $13.2 million was closed on December 14, 1995 and the second loan of $39.4 million is expected to close in late January 1996.

     Since October 1, 1995, the Company has purchased three properties and one newly constructed building on a previously-acquired land parcel. The three properties were acquired at the end of December 1995, and the newly constructed building was acquired in January 1996. Through mid-February 1996, the Company intends to purchase six properties and newly constructed buildings on six land parcels it currently owns. The acquisition of these properties plus the three properties acquired in December 1995 and the newly constructed building acquired in January 1996 are hereinafter referred to as the "Acquisition Properties." The total purchase price of the Acquisition Properties is expected to be approximately $49.7 million. The Company anticipates that the purchase of the Acquisition Properties will be funded by a combination of net proceeds from the Offering, the Permanent Debt Financing and the Company's $100 million credit facility.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
-------


                INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                -------------------------------------------------

                                                                       Page
                                                                       ----
                        COMMERCIAL NET LEASE REALTY, INC.

Pro Forma Financial Information (unaudited):

   Pro Forma Balance Sheet as of September 30, 1995                    5

   Pro Forma Statement of Earnings for the nine months ended
     September 30, 1995                                                6

   Pro Forma Statement of Earnings for the year ended
     December 31, 1994                                                 7

   Notes to Pro Forma Financial Statements for the nine months
     ended September 30, 1995 and the year ended December 31, 1994     8



                         PRO FORMA FINANCIAL INFORMATION

      The pro forma information of the Company gives effect to (i) $46.5 million in net proceeds from the sale of 4,000,000 shares in the prior offering (the "Prior Offering Transaction"), and (ii) the completion and sale of 3,500,000 shares of common stock offered by the prospectus supplement dated January 23, 1996, at an Offering Price of $13.00 per share and the application of the net proceeds therefrom, the receipt of $52.6 million of proceeds from the Permanent Debt Financing, the purchase of the Acquisition Properties for approximately $49.7 million and the repayment of approximately $45.1 million previously drawn under the Company's $100 million credit facility (the "Credit Facility") (collectively, the "Offering Transactions").

      The pro forma statements of earnings for the year ended December 31, 1994, and the nine months ended September 30, 1995, give effect to the Prior Offering Transaction and the Offering Transactions as if such transactions had occurred on January 1, 1994. Such pro forma statements of earnings also treat all properties acquired during the year ended December 31, 1994, and the nine months ended September 30, 1995, and the Acquisition Properties as if they had been acquired and fully leased as of January 1, 1994. The Pro Forma Balance Sheet as of September 30, 1995, gives effect to the Offering Transactions as if such transactions had occurred on September 30, 1995.

      The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been if the transactions reflected had in fact occurred on the date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or any future period.




                        COMMERCIAL NET LEASE REALTY, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1995

                 (In thousands, except share and per share data)



                                                      Pro Forma
          ASSETS                      Historical     Adjustments    Pro Forma
                                      ----------    ------------    ---------

Land and buildings on operating
  leases, net of accumulated
  depreciation (c)                     $152,174     $ 50,744 (a)    $202,918
Net investment in direct financing
  leases (c)                             52,512                       52,512
Cash and cash equivalents                   162          115 (a)
                                                         (84)(b)         193
Receivables                                 500                          500
Prepaid expenses                            291                          291
Loan costs, net of accumulated
  amortization                              587        1,059 (b)       1,646
Accrued rental income                     1,823                        1,823
Deferred offering costs                     165         (165)(b)          -
Other assets                              1,503       (1,159)(a)         344
                                       --------     --------        --------

                                       $209,717     $ 50,510        $260,227
                                       ========     ========        ========

      LIABILITIES AND
    STOCKHOLDERS' EQUITY

Liabilities:
  Notes payable                        $ 72,900     $ 49,700 (a)
                                                     (94,797)(b)
                                                      52,600 (b)    $ 80,403
  Accrued interest payable                  138                          138
  Accounts payable and accrued
    expenses                                401          609 (b)       1,010
  Dividends payable                       3,382                        3,382
  Real estate taxes payable                  80                           80
  Due to related parties                    142                          142
  Rents paid in advance and tenant
    deposits                                121                          121
                                       --------     --------        --------
      Total liabilities                  77,164        8,112          85,276
                                       --------     --------        --------

Stockholders' equity:
  Common stock, $0.01 par value,
    authorized 30,000,000 shares;
    issued and outstanding
    11,663,672 shares; issued
    and outstanding as adjusted
    15,163,672 shares                       117           35 (b)         152
  Excess stock, $0.01 par value,
    authorized 30,000,000 shares,
    none issued and outstanding              -            -               -
  Capital in excess of par value        138,629       42,363 (b)     180,992
  Accumulated dividends in excess
    of net earnings                      (6,193)                      (6,193)
                                       --------     --------        --------
                                        132,553       42,398         174,951
                                       --------     --------        --------

                                       $209,717     $ 50,510        $260,227
                                       ========     ========        ========




                        COMMERCIAL NET LEASE REALTY, INC.
                    UNAUDITED PRO FORMA STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 1995

                      (In thousands, except per share data)



                                                      Pro Forma
                                      Historical     Adjustments    Pro Forma
                                      ----------     -----------    ---------

Revenues:
  Rental income from operating
    leases (2)                          $10,163      $ 6,767 (1)     $16,930
  Earned income from direct
    financing leases (2)                  3,855          334 (1)       4,189
  Contingent rental income                  579                          579
  Interest and other income                  98           44 (3)         142
                                        -------      -------         -------
                                         14,695        7,145          21,840
                                        -------      -------         -------

Expenses:
  General operating and
    administrative                          551           58 (4)         609
  Advisory fees to related party            740          264 (5)       1,004
  Interest                                2,335        2,167 (6)       4,502
  Taxes                                     188           96 (7)         284
  Depreciation and amortization           1,463          936 (8)
                                                         101 (9)       2,500
                                        -------      -------         -------
                                          5,277        3,622           8,899
                                        -------      -------         -------

Net Earnings                            $ 9,418      $ 3,523         $12,941
                                        =======      =======         =======

Earnings per share of common stock      $  0.81                      $  0.85
                                        =======                      =======

Funds from operations (10)              $10,659                      $15,119
                                        =======                      =======

Weighted average number of shares
  outstanding                            11,664                       15,164
                                        =======                      =======





                        COMMERCIAL NET LEASE REALTY, INC.
                    UNAUDITED PRO FORMA STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1994

                      (In thousands, except per share data)



                                                    Pro Forma
                                     Historical    Adjustments      Pro Forma
                                     ----------    -----------      ---------

Revenues:
  Rental income from operating
    leases (2)                         $ 8,116     $14,457 (1)       $22,573
  Earned income from direct
    financing leases (2)                 3,123       2,463 (1)         5,586
  Contingent rental income                 829                           829
  Interest and other income                221         (37)(3)           184
                                       -------     -------           -------
                                        12,289      16,883            29,172
                                       -------     -------           -------

Expenses:
  General operating and
    administrative                         605         169 (4)           774
  Advisory fees to related party           728         633 (5)         1,361
  Interest                                 498       5,064 (6)         5,562
  Taxes                                    213         269 (7)           482
  Depreciation and amortization          1,330       1,828 (8)
                                                       193 (9)         3,351
                                       -------     -------           -------
                                         3,374       8,156            11,530
                                       -------     -------           -------

Net Earnings                           $ 8,915     $ 8,727           $17,642
                                       =======     =======           =======

Earnings per share of common stock     $  1.04                       $  1.16
                                       =======                       =======

Funds from operations (10)             $ 9,992                       $20,546
                                       =======                       =======

Weighted average number of shares
  outstanding                            8,606                        15,164
                                       =======                       =======




                        COMMERCIAL NET LEASE REALTY, INC.
                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                      AND THE YEAR ENDED DECEMBER 31, 1994

                             (Dollars in thousands)


Pro Forma Balance Sheet:
-----------------------

(a) Represents draw on the Company's Credit Facility used to acquire the Acquisition Properties for approximately $50,744 (approximately $1,059 of which had been paid in miscellaneous acquisition costs as of September 30,
      1995). Per the Credit Facility agreement, draws must be made in increments of $100, and as a result, approximately $15 of the draw was added to working capital. Approximately $100 of the Credit Facility was used to reimburse working capital for previously paid deposits on Acquisition Properties.

(b) Represents estimated gross proceeds of $45,500 from the issuance of 3.5 million shares of stock from the Offering and loan proceeds of $52,600 from the Permanent Debt Financing used to pay down approximately $94,797 of the Credit Facility, to pay stock issuance costs of $3,102, of which $2,502 was paid in underwriter discounts and $600 was paid in other offering costs ($165 of which had been paid in deferred offering costs as of September 30, 1995), and loan costs of $1,059. In connection with the above, it is assumed the Company used $84 of its working capital reserve and incurred $609 in loan costs payable.

(c) In accordance with generally accepted accounting principles, leases in which the present value of the future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the lease has no effect on the rental revenues received.

Pro Forma Statements of Earnings:
--------------------------------

(1) Represents rental income as if the properties acquired during the year ended December 31, 1994 and the nine months ended September 30, 1995 (the "New Properties") and the Acquisition Properties had been acquired and fully leased on January 1, 1994.

(2)   See Note (c) under "Pro Forma Balance Sheet" above.

(3) Represents adjustments to interest income due to the change in the amount of cash available for investment in interest bearing accounts from the receipt of rental income before dividends are paid to shareholders as a result of the Prior Offering Transaction and the Offering Transactions. The adjusted pro forma interest income does not include interest income from the investment of offering proceeds. Pro forma interest income decreased for the year ended December 31, 1994 due to a decrease in the amount of cash available for investment in interest bearing accounts as a result of the acquisition of the New Properties and the Acquisition Properties. Interest income on interest bearing accounts is assumed to be earned at a rate of four percent per annum based on the previous experience of the Company.

(4) Represents additional expenses due to incremental expenses associated with additional shares of common stock outstanding and due to increased unused commitment fees under the Credit Facility.

(5) Represents adjustment to advisory fees due to the increase in rental revenues and funds from operations (as defined in the Company's advisory agreement with its advisor).

(6) Represents adjustment in interest expense and other loan costs primarily as a result of the pro forma increase in indebtedness in connection with the Offering Transactions. Pro forma interest expense for the nine months ended September 30, 1995 and the year ended December 31, 1994, was based on the average 30-day LIBOR rates in effect for those periods of 6.01 percent and 4.47 percent, respectively, plus 1.70 percent relating to the Credit Facility and a weighted average interest rate of approximately 7.26 percent relating to the Permanent Debt Financing.

(7) Represents additional expenses assumed to have been incurred as a result of additional state taxes based on additional rental revenue. Due to the fact that the Company's leases are on a net-lease basis, the Company has not included any amounts for real estate taxes in the pro forma statements of earnings.

(8) Represents adjustment to depreciation expense for the New Properties and the Acquisition Properties as if the properties had been acquired and fully leased on January 1, 1994. The building portion of the properties accounted for as operating leases are depreciated using the straight-line method over their estimated useful lives which is generally 40 years.

(9) Represents adjustment to amortization expense as the result of the amortization of estimated loan costs incurred in connection with the Company's Permanent Debt Financing and additional amortization of the loan costs relating to the Company's Credit Facility as if the Credit Facility was available as of January 1, 1994.

(10) Funds from operations has been calculated in accordance with the definition of "funds from operations" recently clarified by the National Association of Real Estate Investment Trusts (NAREIT) defined as net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructurings and sales of property, plus depreciation and after adjustments for unconsolidated partnerships and joint ventures. Under the method previously used by the Company which included adjustments to net income for amortization of deferred financing costs and non-cash lease accounting adjustments, funds from operations would have been $14,580 and $10,351 for the pro forma nine months ended September 30, 1995 and the historical nine months ended September 30, 1995, respectively, and would have been $19,845 and $9,731 for the pro forma year ended December 31, 1994 and the historical year ended December 31, 1994, respectively. Non-cash lease accounting adjustments for the pro forma nine months ended September 30, 1995 and for the historical nine months ended September 30, 1995 were $862 and $530, respectively. Non-cash lease accounting adjustments for the pro forma year ended December 31, 1994 and the historical year ended December 31, 1994 were $1,149 and $515, respectively. Funds from operations should not be considered as a substitute for net income as an indication of the Company's performance or as a substitute for cash flow as a measure of its liquidity.




                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                          COMMERCIAL NET LEASE REALTY, INC.


Dated:  January 24, 1996                        By: /s/ Robert A. Bourne
                                                -------------------------
                                                ROBERT A. BOURNE, President